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                                                                      Exhibit 11


                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF EARNINGS PER SHARE
               ($ and shares in thousands, except per share data)


                                                             Nine Months Ended      Nine Months Ended
                                                                 October 1,           September 25,
                                                                    1994                   1993
                                                                  --------               --------

PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                                    $ 94,815               $ 94,343
  Less:  Preferred dividends, net                                   12,856                 12,485
                                                                  --------               --------
  Net earnings used to calculate
    primary earnings per share                                    $ 81,959               $ 81,858
                                                                  ========               ========
  Weighted average number of shares outstanding                    105,443                104,994

  Add: Weighted average number of shares which
    could have been issued upon exercise
    of outstanding options                                              91                    309
                                                                  --------               --------
  Weighted average number of shares used to
    compute primary earnings per share                             105,534                105,303
                                                                  ========               ========
Primary earnings per share                                        $   0.78               $   0.78
                                                                  ========               ========
FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                                    $ 94,815               $ 94,343
  Less: Preferred dividends                                             40                     40
                                                                  --------               --------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                          94,775                 94,303

  Less: Adjustments resulting principally from the
     assumed conversion of the Series One ESOP
     Convertible Preference Stock, net of tax benefit                3,234                  1,918
                                                                  --------               --------
  Net earnings used to calculate fully diluted
    earnings per share                                            $ 91,541               $ 92,385
                                                                  ========               ========
  Weighted average number of shares used to
    compute primary earnings per share                             105,443                104,994

  Add: Weighted average shares of Series One
    Convertible Preference Stock assuming
    conversion                                                       7,065                  6,706

  Add: Weighted average number of shares which
    could have been issued upon exercise
    of outstanding options                                              92                    309

  Add: Weighted average number of shares which
    could have been issued upon conversion of
    4 7/8% debentures                                                    6                      6
                                                                  --------               --------
  Weighted average number of shares used to compute
    fully diluted earnings per share                               112,606                112,015
                                                                  ========               ========
  Fully diluted earnings per share                                $   0.81               $   0.82
                                                                  ========               ========

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                                                                      Exhibit 11

                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF EARNINGS PER SHARE
               ($ and shares in thousands, except per share data)


                                                             Third Quarter Ended  Third Quarter Ended
                                                                  October 1,          September 25,
                                                                    1994                   1993
                                                                  --------               --------

PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                                    $ 51,718               $ 41,504
  Less: Preferred dividends, net                                     4,285                  4,161
                                                                  --------               --------
  Net earnings used to calculate
    primary earnings per share                                    $ 47,433               $ 37,343
                                                                  ========               ========

  Weighted average number of shares outstanding                    105,514                105,238

  Add: Weighted average number of shares which
    could have been issued upon exercise
    of outstanding options                                              59                    238
                                                                  --------               --------
  Weighted average number of shares used to
    compute primary earnings per share                             105,573                105,476
                                                                  ========               ========
Primary earnings per share                                        $   0.45               $   0.35
                                                                  ========               ========
FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                                    $ 51,718               $ 41,504
  Less: Preferred dividends                                             13                     13
                                                                  --------               --------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                          51,705                 41,491

  Less: Adjustments resulting principally from the
     assumed conversion of the Series One ESOP
     Convertible Preference Stock, net of tax benefit                  640                    839
                                                                  --------               --------
  Net earnings used to calculate fully diluted
    earnings per share                                            $ 51,065               $ 40,652
                                                                  ========               ========
  Weighted average number of shares used to
    compute primary earnings per share                             105,514                105,238

  Add: Weighted average shares of Series One
    Convertible Preference Stock assuming
    conversion                                                       7,065                  6,706

  Add: Weighted average number of shares which
    could have been issued upon exercise
    of outstanding options                                              59                    238

  Add: Weighted average number of shares which
    could have been issued upon conversion of
    4 7/8% debentures                                                    6                      6
                                                                  --------               --------
  Weighted average number of shares used to compute
    fully diluted earnings per share                               112,644                112,188
                                                                  ========               ========
  Fully diluted earnings per share                                $   0.45               $   0.36
                                                                  ========               ========

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